Exhibit 99.2

DIABLO VALLEY BANK

BALANCE SHEETS (Unaudited)

March 31, 2007 and December 31, 2006

	March 31, 2007	December 31, 2006

ASSETS
Cash and Due From Banks	$8,893,181	$5,798,408
	—	—
Federal Funds Sold	28,555,000	27,715,000
Total cash and cash equivalents	37,448,181	33,513,408

Investment securities
Available for sale, at fair value	2,244,383	2,237,751
Held to maturity, at amortized cost	5,997,701	6,496,717
Total loans	201,694,282	199,412,301
Allowance for loan losses	(2,489,000)	(2,389,000)
Net loans	199,205,282	197,023,301

Bank premises and equipment, net	6,016,943	5,759,683
Accrued interest receivable and other assets	4,074,059	4,197,379

TOTAL ASSETS	$254,986,549	$249,228,239

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits
Non-interest bearing	$47,526,373	$45,708,671
Interest-bearing	182,013,619	178,506,627

Total Deposits	229,539,992	224,215,298

Accrued interest payable and other liabilities	927,997	949,436

TOTAL LIABILITIES	230,467,989	225,164,734

SHAREHOLDERS’ EQUITY

Preferred Stock
Series A preferred - no par value; 207,061 shares issued and outstanding in 2007 and 2006	6,512,703	6,512,703
Common Stock
No par value; 2,505,146 shares issued and outstanding in 2007 and 2,502,146 in 2006	17,303,798	17,155,199
Retained earnings	707,958	404,711
Accumulated other comprehensive loss, net of tax	(5,899)	(9,108)

TOTAL SHAREHOLDERS’ EQUITY	24,518,560	24,063,505

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$254,986,549	$249,228,239

See Notes to Unaudited Condensed Financial Statements

DIABLO VALLEY BANK

INCOME STATEMENTS (Unaudited)

Three Months Ended March 31, 2007 and 2006

	2007	2006
Interest Income:
Interest and fees on loans	$4,069,431	$2,873,685
Interest on federal funds sold	342,316	189,723
Interest on deposits in banks	37	38,470
Interest on investment securities	81,473	116,192

Total interest income	4,493,257	3,218,070

Interest Expense:
Interest on deposits	1,721,016	879,224
Interest on short-term borrowings	—	2,500

Total interest expense	1,721,016	881,724

Net interest income before provision for loan losses	2,772,241	2,336,346

Provision for loan losses	100,000	25,000

Net interest income after provision for loan losses	2,672,241	2,311,346

Non-interest income
Other income	64,343	45,570

Non-interest expense:
Salaries and employee benefits	1,146,951	907,548
Occupancy and equipment	226,002	200,819
Other expenses	542,036	385,376

Total non-interest expense	1,914,989	1,493,743

Income before provision for income taxes	821,595	863,173

Provision for income taxes	435,524	375,980

Net income	$386,071	$487,193

Preferred stock dividend	(82,824)	(82,824)

Income available to common shareholders	$303,247	$404,369

Basic income per common share	$0.12	$0.16

Diluted income per common share	$0.11	$0.15

Weighted average number of shares outstanding - basic	2,502,213	2,484,429

Weighted average number of shares outstanding - diluted	2,735,756	2,713,962

See Notes to Unaudited Condensed Financial Statements

DIABLO VALLEY BANK

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (Unaudited)

Three Months Ended March 31, 2007

	Series A Preferred Stock		Common Stock		Retained	Accumulat- ed Other Compre- hensive Income (Loss) Net	Total Share- holders’	Compre- hensive
	Shares	Amount	Shares	Amount	Earnings	of Taxes	Equity	Income

Balance, January 1, 2007	207,061	$6,512,703	2,502,146	$17,155,199	$404,711	$(9,108)	$24,063,505

Net income					386,071		386,071	$386,071
Net change in unrealized loss on available-for-sale securities						3,209	3,209	3,209

Total comprehensive income								$389,280

Preferred dividends paid- $0.40 per share					(82,824)		(82,824)

Stock-based compensation expense				94,599			94,599

Stock options exercised including related tax benefits			3,000	54,000			54,000

Balance, March 31, 2007	207,061	$6,512,703	2,505,146	$17,303,798	$707,958	$(5,899)	$24,518,560

See Notes to Unaudited Condensed Financial Statements

DIABLO VALLEY BANK

STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Net income	$386,071	$487,193
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	100,000	25,000
Increase (decrease) in deferred loan origination fees, net	(69,065)	(22,319)
Depreciation and amortization, net	70,098	69,207
Increase in cash surrender value of life insurance	(10,849)	—
FHLB stock dividend	(9,000)	—
Tax benefit from exercise of stock options	—	(9,800)
Share based compensation expense associated with the stock options	94,599	80,350
Decrease in accrued interest receivable and other assets	137,701	5,635
Increase (decrease) in accrued interest payable and other liabilities	(21,439)	236,398
Net cash provided by operating activities	678,116	871,664

Cash flows from investing activities:
Proceeds from matured or called available-for-sale investment securities	—	500,000
Proceeds from matured or called held-to-maturity investment securities	500,000	1,000,000
Purchases of premises and equipment	(326,297)	(124,103)
Net increase in loans	(2,212,916)	(7,882,687)
Net cash used in investing activities	(2,039,213)	(6,506,790)

Cash flows from financing activities:
Net increase in deposits	5,324,694	25,483,984
Net decrease in short-term borrowings	—	(5,000,000)
Payment of cash dividends	(82,824)	(82,824)
Tax benefit from the exercise of stock options	—	9,800
Proceeds from exercise of stock options	54,000	30,000
Net cash provided by financing activities	5,295,870	20,440,960

Increase in cash and cash equivalents	3,934,773	14,805,834

Cash and cash equivalents at beginning of year	33,513,408	28,340,552

Cash and cash equivalents at end of period	$37,448,181	$43,146,386

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$1,928,250	$840,410
Income taxes	$—	$1,975,000

See Notes to Unaudited Condensed Financial Statements

DIABLO VALLEY BANK

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.                                      BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements of Diablo Valley Bank (the “Bank”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, certain information and footnote disclosures required by accounting principles generally accepted in the United States of America for annual financial statements are not included herein, however the Bank believes that the disclosures made are adequate to make the information not misleading. In the opinion of management, all adjustments (which consist solely of normal recurring adjustments) considered necessary for a fair presentation of the results for the interim periods presented have been included. These interim financial statements should be read in conjunction with the financial statements and related notes contained in the Bank’s 2006 audited financial statements included in Heritage Commerce Corp’s Registration Statement on Form S-4.  The results of operations for the three-month period ended March 31, 2007 may not necessarily be indicative of the operating results for the full year 2007.

Management has determined that because all of the commercial banking products and services offered by the Bank are available in each branch of the bank, all branches are located within the same economic environment and management does not allocate resources based on the performance of different lending or transaction activities, it is appropriate to aggregate the Bank branches and report them as a single operating segment. No single customer accounts for more than 10% of the revenues of the Bank.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions.  These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

2.                                      EARNINGS PER SHARE COMPUTATION

Basic earnings per share (“EPS”) are computed by dividing income available to common shareholders by the weighted average common shares outstanding for the period (2,502,213 shares for the three month period ended March 31, 2007 and 2,484,429 shares for the three month period ended March 31, 2006). Diluted earnings per share reflect the potential dilution that could occur if outstanding stock options were exercised using the treasury stock method. Diluted earnings per share is computed by dividing net income by the weighted average common shares outstanding for the period plus the dilutive effect of options (233,543 shares for the three-month period ended March 31, 2007 and 229,533 shares for the three-month period ended March 31, 2006). Earnings per share are retroactively adjusted for stock splits and dividends for all periods presented. During the periods covered the Bank had no stock options that were considered antidilutive.  However, in 2007 and 2006, the convertible preferred stock was antidilutive and therefore basic EPS and diluted EPS were based on income available to common shareholders.

3.                                      COMPREHENSIVE INCOME

Comprehensive income is reported in addition to net income for all periods presented. Comprehensive income is made up of net income plus other comprehensive income or loss. The Bank’s only source of other comprehensive income or loss is comprised of changes in unrealized gains or losses, net of taxes, on available-for-sale securities, adjusted for the effect of realized gains or losses on available-for-sale securities, net of taxes.  Other comprehensive income was not significant for the three months ended March 31, 2007 or the three months ended March 31, 2006.

4.                                      COMMITMENTS AND CONTINGENCIES

The Bank is party to claims and legal proceedings arising in the ordinary course of business. In the opinion of the Bank’s management, the amount of ultimate liability with respect to such proceedings will not have a material adverse effect on the financial condition or results of operations of the Bank taken as a whole.

In the normal course of business, there are various outstanding commitments to extend credit which are not reflected in the financial statements, including loan commitments of $82,283,254 and $89,618,928 and stand-by letters of credit of $1,091,443 and $1,565,082 at March 31, 2007 and December 31, 2006, respectively.

Of the loan commitments outstanding at March 31, 2007, $32,771,276 are real estate construction loan commitments that are expected to fund within the next twelve months. The remaining commitments primarily relate to revolving lines of credit or other commercial loans, and many of these are expected to expire without being drawn upon. Therefore, the total commitments do not necessarily represent future cash requirements. Each loan commitment and the amount and type of collateral obtained, if any, are evaluated on an individual basis. Collateral held varies, but may include real property, bank deposits, debt or equity securities or business assets.

Stand-by letters of credit are conditional commitments written to guarantee the performance of a customer to a third party. These guarantees are primarily related to the purchases of inventory by commercial customers and are typically short-term in nature. Credit risk is similar to that involved in extending loan commitments to customers and accordingly, evaluation and collateral requirements similar to those for loan commitments are used.  The fair value of the liability related to these stand-by letters of credit, which represents the fees received for issuing the guarantees, was not significant at March 31, 2007 and December 31, 2006.  The Bank recognizes these fees as revenues over the term of the commitment or when the commitment is used.

5.                                      INCOME TAXES

In July 2006, the Financial Accounting Standards Board (FASB) issued Financial Accounting Standards Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income

Taxes—an Interpretation of FASB Statement No. 109.  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 also prescribes a recognition threshold and measurement standard for the financial statement recognition and measurement of an income tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. The Bank has adopted FIN 48 as of January 1, 2007.

The Bank previously recognized income tax positions based on management’s estimate of whether it is reasonably possible that a liability has been incurred for unrecognized income tax benefits by applying FASB Statement No. 5, Accounting for Contingencies.

The provisions of FIN 48 have been applied to all tax positions of the Bank as of January 1, 2007.  There was no cumulative effect of applying the provisions of FIN 48 and there was no material effect on the Bank’s provision for income taxes for the three months ended March 31, 2007.  The Bank recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expense.

6.                                      NEW ACCOUNTING PRONOUNCEMENTS

Fair Value Option for Financial Assets and Financial Liabilities

In February 2007, the FASB issued Statement No. 159 (SFAS 159), The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115.  This standard permits an entity to choose to measure many financial instruments and certain other items at fair value at specified election dates.  The entity will report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date.  The fair value option: (a) may be applied instrument by instrument, with a few exceptions, such as investments otherwise accounted for by the equity method; (b) is irrevocable (unless a new election date occurs); and (c) is applied only to entire instruments and not to portions of instruments.  The provisions of SFAS 159 are effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  Management did not elect to early adopt SFAS 159 and has not yet completed its evaluation of the impact that SFAS 159 will have.

7.                                      SUBSEQUENT EVENT

On February 8, 2007, the Bank and Heritage Commerce Corp (“Heritage”) entered into a definitive agreement for Heritage to acquire the Bank in a stock and cash-for-stock merger.  On June 20, 2007, Heritage completed the acquisition of the Bank.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

These pro forma combined figures are arithmetical combinations of Heritage Commerce Corp’s and Diablo Valley Bank’s separate financial results modified to reflect certain acquisition-related adjustments.  These presentations include an unaudited pro forma condensed combined balance sheet as of March 31, 2007 prepared under the assumptions that (i) 1,732,298 shares of Heritage Commerce Corp common stock are exchanged for Diablo Valley Bank common stock and $16,144,067 of cash is exchanged for the remaining Diablo Valley Bank common stock, subject to adjustment as described in the merger agreement.  For purposes of illustration, the pro forma combined figures have been calculated assuming that the average closing price of Heritage Commerce Corp common stock is $23.897 (the average closing price for 20 trading days ending on the fifth trading day immediately before June 20, 2007) resulting in value to Diablo Valley Bank shareholders of $23.00 per share consideration.  As of March 31, 2007, there were 2,505,146 Diablo Valley Bank shares outstanding.  For purposes of illustration, the pro forma combined figures have been calculated using an implied exchange ratio of 0.96246 shares of Heritage Commerce Corp common stock for each share of Diablo Valley Bank common stock.  An unaudited pro forma condensed combined statement of income is also presented for the three month ended March 31, 2007.  The unaudited pro forma condensed combined balance sheet assumes the merger took place on March 31, 2007.  The unaudited pro forma condensed combined statement of income gives effect to the merger as if it had occurred as of the beginning of the year.  Certain assumptions associated with these statements are shown as footnotes to these pro forma financial statements.

The pro forma financial information includes purchase accounting adjustments to record the assets and liabilities of Diablo Valley Bank at their estimated fair values and is subject to further adjustments as additional information becomes available and as additional analyses are performed.  The pro forma financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the impact of business integration costs, possible revenue enhancements and expense efficiencies, among other factors, been considered.

The unaudited pro forma condensed combined financial statements, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, do not reflect the benefits of expected cost savings or opportunities to earn additional revenue, nor do they reflect business integration costs which Heritage Commerce Corp expects to incur and, accordingly, do not attempt to predict or suggest future results.

HERITAGE COMMERCE CORP AND DIABLO VALLEY BANK

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2007

	Heritage Commerce Corp	Diablo Valley Bank	Adjustments		Pro Forma Combined
	(Dollars in thousands)
Assets:
Cash and due from banks	$33,718	$8,893	$—		$42,611

Federal fund sold	90,400	28,555	(31,676	)(3)	87,279

Total Cash and Cash Equivalents	124,118	37,448	(31,676)		129,890

Securities available for sale, at fair value	164,800	2,244	5,995	(10)	173,039
Securities held-to-maturity, at amortized cost	0	5,998	(5,998	)(10)	0
Loans held for sale, at lower of cost or market	11,351	—	—		11,351
Loans, net of deferred costs	701,066	201,694	(1,103	)(1)	901,657
Allowance for loan losses	(9,014)	(2,489)	—		(11,503)
Loans, net	692,052	199,205	(1,103)		890,154
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	6185	623	—		6,808
Company owned life insurance	36,519	1,018	—		37,537
Premises and Equipment, net	2,446	6,017	535	(1)	8,998
Intangibles	—	—	5,049	(2)	5,049
Goodwill	—	—	44,725	(1)	44,725
Accrued interest receivable and other assets	33,593	2,434	—	(4)	36,027
Total Assets	$1,071,064	$254,987	$17,527		$1,343,578

Liabilities and Shareholders’ Equity
Liabilities:
Deposits
Demand, noninterest bearing	$221,206	$47,526	—		$268,732
Demand, interest bearing	141,395	11,952	—		153,347
Savings and money market	351,005	116,593	—		$467,598
Time Deposits, under $100	30,730	5,057	6	(1)	35,793
Time Deposits, $100 and over	96,813	40,963	(509	)(1)	137,267
Brokered deposits, $100 and over	42,748	7,449	—		50,197

Total deposits	883,897	229,540	(503)		1,112,934

Notes Payable to subsidiary grantor trusts	23,702	—	—		23,702
Securities sold under agreement to repurchase	15,100	—	—		15,100
Accrued interest payable and other liabilities	22,333	928	1,152	(5)	24,413
Total liabilities	945,032	230,468	649		1,176,149

Shareholders’ Equity:
Preferred stock	—	6,513	(6,513	)(6)	—
Common stock	61,958	17,304	24,093	(7)	103,355
Retained earnings	65,786	708	(708	)(8)	65,786
Accumulated other comprehensive loss	(1,712)	(6)	6	(9)	(1,712)
Total shareholders’ equity	126,032	24,519	16,878		167,429

Total liabilities and shareholders’ equity	$1,071,064	$254,987	$17,527		$1,343,578

Notes to March 31, 2007 Pro Forma Condensed Combined Balance Sheet

1	The purchase price allocation for Diablo Valley Bank (“Diablo”) is summarized as follows:

(Dollars in thousands)
Common stock consideration:
Common stock (using the average closing price for 20 trading days ending on the fifth trading day immediately before June 20, 2007 of $23.897 for Heritage’s common stock and the total stock consideration of 1,732,298 shares)	$41,397
$41,397

Cash consideration:

Cash paid to holders of Diablo’s common stock and to settle Diablo stock options	$24,000
Acquisition expenses	1,050
$25,050

Total purchase price	$66,447

Allocated to Net book value of Diablo’s assets and liabilities	$24,519
Adjustments:
Preferred stock redemption (207,061 shares at $32.00 per share)	(6,626)
Tax benefit for settlement of Diablo’s stock options	1,818
Accrual of termination pay	(341)
Accrual of termination cost of data processing contract	(311)
Accrual of remaining professional fees related to the merger	(500)

Deferred tax benefit on above accrual adjustments (excluding non-deductible professional fees)	274
Adjusted net book value of Diablo’s assets and liabilities	$18,833

To adjust Diablo’s assets and liabilities to fair value:
Securities held to maturity	(3)
Loans	(1,103)
Time deposits, under $100	(6)
Time deposits, over $100	509
Land	535
Core deposit intangible	5,049
Net deferred tax liability on the above fair value adjustments	(2,092)
Total fair value adjustment for Diablo’s assets and liabilities	$2,889

Excess of purchase price allocation to identifiable assets and liabilities - goodwill	$44,725

2	To record core deposit intangible asset. Core deposit intangible will be amortized using an accelerated method over a 10-year period.

3	To record redemption of Series A preferred stock, cash consideration, and acquisition costs as follows:

Series A preferred stock redemption (207,061 shares at $32.00 per share)	$6,626
Cash consideration for the acquisition, including settlement of stock options	24,000
Acquisition costs	1,050
$31,676

4

To record the deferred tax benefit on the accrual of Diablo’s termination pay, data processing contract termination cost, and tax-deductible remaining professional fees of $274,000, deferred tax liability on fair value adjustments to Diablo’s assets and liabilities of $2,092,000 and tax benefit of $1,818,000 for settlement of Diablo’s stock options

5	To record the accrual of Diablo’s termination pay obligations, cost to terminate Diablo’s data processing contract, and remaining professional fees as follows.

Accrual of termination benefits	$341
Accrual of termination cost for Diablo’s data processing contract	311
Accrual of remaining professional fees	500
$1,152

6	To redeem Diablo’s preferred stock.

7

To eliminate Diablo’s common stock and record the issuance of 1,732,298 shares of Heritage’s common stock at the average closing price for 20 trading days ending on the fifth trading day immediately before June 20, 2007 of $23.897 as follows:

Elimination of Diablo Valley Bank’s common stock	$(17,304)
Stock consideration for the acquisition	41,397
$24,093

8	To eliminate Diablo’s retained earnings.

9	To eliminate Diablo’s accumulated other comprehensive loss.

10	Assuming Heritage will classify all acquired debt securities as available for sale.

HERITAGE COMMERCE CORP AND DIABLO VALLEY BANK

Unaudited Pro Forma Condensed Combined Statement of Income

For the Three Months Ended March 31, 2007

	Heritage Commerce Corp	Diablo Valley Bank	Adjustments		Pro forma Combined
	(Dollars in thousands, except per share data)
Interest income:
Loans, including fees	$14,670	$4,069	$103	(1)	$18,842
Securities, taxable	1,909	82	—		1,991
Securities, non-taxable	44	—	—		44
Interest bearing deposits in other financial institutions	32	—			32
Federal funds sold	579	342	(413	)(6)	508
Total interest income	17,234	4,493	(310)		21,417

Interest expense:
Deposits	4,785	1,721	286	(2)	6,792
Notes payable to subsidiary grantor trusts	581	—	—		581
Repurchase agreements and other	137	—	—		137
Total interest expense	5,503	1,721	286		7,510

Net interest income before provision for loan losses	11,731	2,772	(596)		13,907
Provision for loan losses	(236)	100	—		(136)
Net interest income after provision for loan losses	11,967	2,672	(596)		14,043

Noninterest income:
Gain on sale of loans	1,011	—	—		1,011
Servicing income	517	—	—		517
Increase in cash surrender value of life insurance	345	—	—		345
Service charges and fees on deposit accounts	274	37	—		311
Other	368	27	—		395
Total noninterest income	2,515	64	—		2,579

Noninterest expense:
Salaries and employee benefits	4,888	1,147	—		6,035
Occupancy	765	159	—		924
Professional fees	337	64	—		401
Advertising and promotion	212	42	—		254
Client services	230	13	—		243
Low income housing investment losses and writedowns	237	—	—		237
Data processing	203	53	—		256
Furniture and equipment	110	67	—		177
Retirement plan expense	61	—	—		61
Amortization of intangibles	—	—	167	(3)	167
Other	1,257	369			1,626
Total noninterest expense	8,300	1,914	167		10,381

Income before income taxes	6,182	822	(763)		6,241
Income tax expense	2,149	436	(320	)(4)	2,265
Net income	4,033	386	(443)		3,976

Preferred stock dividend	—	(83)	83	(7)	—
Net income available to common shareholders	$4,033	$303	$(360)		$3,976

Earnings per share:
Basic	$0.35	$0.12			$0.30
Diluted	$0.34	$0.11			$0.29

Weighted average number of shares outstanding - basic	11,602,120	2,502,213	(769,915	)(5)	13,334,418
Weighted average number of shares outstanding - diluted	11,820,635	2,735,756	(1,003,458	)(5)	13,552,933

Notes to Pro Forma Condensed Combined Statement of Income
Three Months Ended March 31, 2007

For purposes of determining the effect of the merger on the statement of income, the following pro forma adjustments have been made as if the merger occurred at the beginning of the period.

1.                                       To record accretion of the fair value adjustment of Diablo’s loans using the interest method over approximately four years.

2.                                       To record amortization and accretion of the fair value adjustments of Diablo’s time deposits under $100,000 and time deposits of $100,000 or more using the interest method over a 3-year period and 1-year period, respectively.

3.                                       To record amortization of core deposit intangible asset.  The core deposit intangible will be amortized using an interest method over a 10-year period.

4.                                       To record the income taxes at combined federal and state rate of 42%.

5.                                       To record the elimination of Diablo’s weighted average number of shares outstanding, the elimination of Diablo Valley Bank stock options, and the issuance of 1,732,298 shares of Heritage’s common stock for the acquisition transaction.

6.                                       To record reduction of interest income on Federal funds sold using Heritage’s average Federal funds sold rate of 5.29% for the three months ended March 31, 2007.

7.                                       To eliminate preferred stock dividend due to redemption of Diablo’s Series A preferred stock.